Exhibit 10.23

RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of November 10, 2022 by and among NEXT Renewable Fuels, Inc., a Delaware corporation (the “Company”), United Airlines Ventures, Ltd. (together with any person to whom it assigns its rights pursuant to this Agreement, the “Investor”) and the Other Shareholders (as defined below) listed on Schedule A.

WHEREAS, each Other Shareholder is the beneficial owner of shares of Capital Stock, or of options to purchase Common Stock;

WHEREAS, the Company and the Investor are parties to that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, by and between the Company and the Investor, pursuant to which the Investor is subscribing to (a) purchase 500,000 shares of the Company’s Common Stock (as defined below) and (b) receive a series of Warrants to Purchase Shares of the Company (collectively, the “Warrants”).

WHEREAS, the Other Shareholders and the Company desire to further induce the Investor to purchase the Common Stock and receive the Warrants;

NOW, THEREFORE, the Company, the Other Shareholders and the Investor agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to the Investor, any other party who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer, director or trustee of the Investor, or any venture capital fund or vehicle or other investment fund or vehicle now or hereafter existing which is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, the Investor.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock or of any other class or series of capital stock of the Company (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of such other class or series of capital stock or upon exercise of the Warrants, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Other Shareholder, the Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Other Shareholder (or any other calculation based thereon), any convertible securities (that are convertible into Common Stock) shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

1.4 “Common Stock” means shares of Common Stock of the Company, $0.001 par value per share.

1.5 “Investor Notice” means written notice from the Investor notifying the Company and the selling Other Shareholder(s) that the Investor intends to exercise its Right of First Refusal as to a portion of the Transfer Stock with respect to any Proposed Other Shareholder Transfer.

1.6 “Other Shareholders” means the persons named on Schedule B hereto (representing shareholders who own five percent (5%) of more of the Company’s Common Stock (and in the aggregate, ninety-five percent (95%) of the Company’s outstanding Common Stock)); each person to whom the rights of an Other Shareholder are assigned pursuant to Section 3.1; each person who hereafter becomes a signatory to this Agreement pursuant to Sections 5.10 or 5.16; and any one of them, as the context may require.

1.7 “Proposed Other Shareholder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Other Shareholders.

1.8 “Proposed Transfer Notice” means written notice from an Other Shareholder setting forth the terms and conditions of a Proposed Other Shareholder Transfer.

1.9 “Prospective Transferee” means any person to whom an Other Shareholder proposes to make a Proposed Other Shareholder Transfer.

1.10 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Other Shareholder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.11 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Other Shareholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.12 “Transfer Stock” means shares of Capital Stock owned by an Other Shareholder, or issued to an Other Shareholder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

2. Agreement Among the Company, the Investor and the Other Shareholders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Other Shareholder hereby unconditionally and irrevocably grants to the Investor a Right of First Refusal to purchase all or any portion of Transfer Stock that such Other Shareholder may propose to transfer in a Proposed Other Shareholder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Other Shareholder proposing to make a Proposed Other Shareholder Transfer must deliver a Proposed Transfer Notice to the Company and the Investor not later than fifteen (15) business days prior to the consummation of such Proposed Other Shareholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Other Shareholder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Other Shareholder Transfer. To exercise its Right of First Refusal under this Section 2, the Investor must deliver an Investor Notice to the selling Other Shareholder and the Company within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Investor. The Company represents and warrants to the Investor that the Company has not granted any rights of first refusal, rights of first offer, preemptive rights or any similar rights to the Other Shareholders, and will not grant any such rights to any other person without the Investor’s consent.

(c) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Investor and as set forth in the Investor Notice. If the Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Investor may pay the cash value equivalent thereof, as determined in good faith by the Investor and as set forth in the Investor Notice. The closing of the purchase of Transfer Stock by the Investor shall take place, and all payments from the Investor shall have been delivered to the selling Other Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Other Shareholder Transfer; and (ii) fifteen (15) business days after delivery of the Proposed Transfer Notice.

2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Stock subject to a Proposed Other Shareholder Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, the Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Other Shareholder Transfer as set forth in Section 2.2(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice. If the Investor desires to exercise its Right of Co-Sale (in such case, a “Participating Investor”), it must give the selling Other Shareholder written notice to that effect within fifteen (15) days after the deadline for delivery of the Investor Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. The Participating Investor may include in the Proposed Other Shareholder Transfer all or any part of the Participating Investor’s Capital Stock not to exceed the aggregate number of shares of Transfer Stock subject to the Proposed Other Shareholder Transfer (excluding shares purchased by the Participating Investor pursuant to the Right of First Refusal). To the extent the Participating Investor exercises such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Other Shareholder may sell in the Proposed Other Shareholder Transfer shall be correspondingly reduced.

(c) Purchase and Sale Agreement. The Participating Investor and the selling Other Shareholder agree that the terms and conditions of any Proposed Other Shareholder Transfer in accordance with this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investor and the selling Other Shareholder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 2.2.

(d) Allocation of Consideration. The aggregate consideration payable to the Participating Investor and the selling Other Shareholder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by the Participating Investor and the selling Other Shareholder as provided in Section 2.2(b).

(e) Purchase by Selling Other Shareholder; Deliveries. Notwithstanding Section 2.2(c) above, if any Prospective Transferee(s) refuse(s) to purchase securities subject to the Right of Co-Sale from the Participating Investor or upon the failure to negotiate in good faith a Purchase and Sale Agreement satisfactory to the Participating Investor, no Other Shareholder may sell any Transfer Stock to such Prospective Transferee(s) unless and until, simultaneously with such sale, such Other Shareholder purchases all securities subject to the Right of Co-Sale from such Participating Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice. In connection with such purchase by the selling Other Shareholder, such Participating Investor shall deliver to the selling Other Shareholder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Other Shareholder (or request that the Company effect such transfer in the name of the selling Other Shareholder). Any such shares transferred to the selling Other Shareholder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Other Shareholder shall concurrently therewith remit or direct payment to the Participating Investor the portion of the aggregate consideration to which the Participating Investor is entitled by reason of its participation in such sale as provided in this Section 2.2(e).

(f) Additional Compliance. If any Proposed Other Shareholder Transfer is not consummated within fifteen (15) business days after receipt of the Proposed Transfer Notice by the Company, the Other Shareholders proposing the Proposed Other Shareholder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by the Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Other Shareholder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Other Shareholder becomes obligated to sell any Transfer Stock to the Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Investor may, at its option, in addition to all other remedies it may have, send to such Other Shareholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Investor (or request that the Company effect such transfer in the name of the Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Other Shareholder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), the Participating Investor may, in addition to such remedies as may be available by law, in equity or hereunder, require such Other Shareholder to purchase from the Participating Investor the type and number of shares of Capital Stock that the Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 2.2. The sale will be made on the same terms, including, without limitation, as provided in Section 2.2(d) and subject to the same conditions as would have applied had the Other Shareholder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 2.2. Such Other Shareholder shall also reimburse the Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Section 2.2.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply (a) in the case of an Other Shareholder that is an entity, upon a transfer by such Other Shareholder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from an Other Shareholder by the Company at a price no greater than that originally paid by such Other Shareholder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, or (c) in the case of an Other Shareholder that is a natural person, upon a transfer of Transfer Stock by such Other Shareholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Other Shareholder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), upon a transfer of Transfer Stock by such Other Shareholder made to his or her current or former spouse, including any current or former life partner or similar statutorily-recognized domestic partner in connection with a bona fide property settlement effected in connection with a marital separation or divorce, or any other relative/person approved by the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Other Shareholder or any such family members; provided that in the case of clause(s) (a) or (c), the Other Shareholder shall deliver prior written notice to the Investor of such gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as an Other Shareholder (but only with respect to the securities so transferred to the transferee), including the obligations of an Other Shareholder with respect to Proposed Other Shareholder Transfers of such Transfer Stock pursuant to Section 2; and provided further in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, including without any limitation a registration statement filed in connection with a SPAC Transaction (as defined in the Warrants) (a “Public Offering”), or in reliance upon the provisions of Rule 144 promulgated pursuant to the Securities Act of 1933, as amended.

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Other Shareholder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4. Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Other Shareholders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Other Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Miscellaneous.

5.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the SPAC Transaction (as defined in the Warrants); and (b) the consummation of a Liquidation Event (as defined in the Warrants).

5.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination, rights offering or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

5.3 Ownership. Each Other Shareholder represents and warrants that such Other Shareholder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder). The Company represents and warrants that the Other Shareholders party to this Agreement include all shareholders of the Company owning five percent (5%) or more of the Company’s Common Stock, that such Other Shareholders, in the aggregate, own ninety-five percent (95%) of the Company’s outstanding Common Stock, and that such Other Shareholders include all directors and officers of the Company and its subsidiaries (irrespective of their ownership amount). The Company hereby covenants that the Other Shareholders party hereto from time to time shall at all times own, in the aggregate, at least ninety-five percent (95%) of the Company’s outstanding Common Stock (disregarding for purposes of such calculation all shares of Common Stock owned by the Investor), and shall further include all directors and officers of the Company and its subsidiaries who own shares of Common Stock of the Company (irrespective of their ownership amount).

5.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 5.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be emailed to Ralph V. De Martino at ArentFox Schiff LLP (ralph.demartino@afslaw.com), and if notice is given to the Investor, a copy (which copy shall not constitute notice) shall also be given to Sidley Austin LLP, 1999 Avenue of the Stars, 17th Fl., Los Angeles, CA 90067, Attn. Stephen Ballas.

(b) Consent to Electronic Notice. The Investor and Other Shareholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Investor’s and Other Shareholder’s name on the signature page or Schedule A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Investor and Other Shareholder agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

5.7 Entire Agreement. This Agreement (including the Schedule hereto) together with the other Transaction Agreements constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.9 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 5.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the holders of a majority of shares of Common Stock then held by the Other Shareholders who are then providing services to the Company as officers, employees or consultants, and (c) the Investor. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investor, the Other Shareholders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one (1) or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

5.10 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Other Shareholder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investor, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) The rights of the Investor hereunder may be assigned to its Affiliates and to transferees of its Common Stock, it being acknowledged and agreed that any such assignment shall be subject to and conditioned upon any such assignee’s delivery to the Company of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

5.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.12 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.15 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Other Shareholders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

5.16 Additional Other Shareholders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, the Company shall, as a condition to such issuance, cause such person to execute a counterpart signature page hereto as an Other Shareholder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to an Other Shareholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

NEXT Renewable Fuels, Inc.

By:	/s/ Christopher Efird
Name:	Christopher Efird
Title:	Chairperson & Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

OTHER SHAREHOLDER:

Waterside Energy Development, LLC

By:	/s/ Christopher Efird
Name:	Christopher Efird
Title:	Executive Chairman

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

OTHER SHAREHOLDER:

/s/ Christopher Efird
Christopher Efird

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

OTHER SHAREHOLDER:

Takeout Investments, LLC

By:	/s/ Christopher Efird
Name:	Christopher Efird
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

OTHER SHAREHOLDER:

REI Investments, LLC

By:	/s/ Haiping Ni
Name:	Haiping Ni
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

OTHER SHAREHOLDER:

Polymath International, LLC

By:	/s/ Haiping Ni
Name:	Haiping Ni
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

OTHER SHAREHOLDER:

/s/ Rui Chang
Rui Chang

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

THE INVESTOR:

United Airlines Ventures, Ltd.

By:	/s/ Michael Leskinen
Michael Leskinen, President

SCHEDULE A

OTHER SHAREHOLDERS

Name and Address

Waterside Energy Development, LLC

11767 Katy Freeway

Suite 700

Houston, Texas 77079

Christopher Efird

11767 Katy Freeway

Suite 700

Houston, Texas 77079

Takeout Investments, LLC

11767 Katy Freeway

Suite 700

Houston, Texas 77079

REI Investments, LLC

10370 Richmond Ave

Suite 525

Houston, Texas 77042 - 4162

Polymath International, LLC

6815 Dunvegan Lane,

Sugar Land, Texas 77479

Rui Chang

11422 Legend Manor Drive

Houston, Texas 77082